Exhibit 99.1

EPAM Completes Acquisition of NEORIS

The acquisition enhances EPAM’s delivery capabilities in Latin America and Europe, boosting client value across key industries

Newtown, PA, USA, November 1, 2024 – EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced the successful completion of its acquisition of NEORIS, a Miami-headquartered global advanced technology consultancy with approximately 4,800 professionals across major talent hubs in Latin America, Spain and the U.S. The sellers are funds managed by Advent International, one of the largest and most experienced global private equity investors, and Cemex, a global construction materials company.

NEORIS specializes in delivering complex digital engagement and transformation projects for clients in the Americas and Europe across Manufacturing, Banking, CPG & Retail, Telco & Media, among others. They utilize their strong software development and technology consulting expertise in multiple domains, including Digital Experience, Engineering, SAP, Data, Analytics, ML & AI, Interactive UX, Digital Strategy and Enterprise Architecture.

The closing of this acquisition marks a strategic expansion for EPAM—creating a competitive offering for clients across Latin America and in Spanish- and Portuguese-speaking countries—while broadening EPAM’s global and nearshore delivery capabilities across North America, India and Europe.

Learn more about the acquisition here: EPAM Announces Agreement to Acquire NEORIS | EPAM.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has used its software engineering expertise to become a leading global provider of digital engineering, cloud and AI-enabled transformation services, and a leading business and experience consulting partner for global enterprises and ambitious startups. We address our clients' transformation challenges by focusing EPAM Continuum's integrated strategy, experience and technology consulting with our 30+ years of engineering execution to speed our clients' time to market and drive greater value from their innovations and digital investments.
We make GenAI real with our AI LLM orchestration, testing and engineering solutions, EPAM DIAL, EPAM EliteA™ and EPAM AI/RUN™, respectively.
We deliver globally but engage locally with our expert teams of consultants, architects, designers and engineers, making the future real for our clients, our partners, and our people around the world. We believe the right solutions are the ones that improve people's lives and fuel competitive advantage for our clients across diverse industries. Our thinking comes to life in the experiences, products and platforms we design and bring to market.
Added to the S&P 500 and the Forbes Global 2000 in 2021 and recognized by Glassdoor and Newsweek as a Top 100 Best Workplace, our multidisciplinary teams serve customers across six continents. We are proud to be among the top 15 companies in Information Technology Services in the Fortune 1000 and to be recognized as a leader in the IDC MarketScapes for Worldwide Experience Build Services, Worldwide Experience Design Services and Worldwide Software Engineering Services.

Learn more at www.epam.com and follow us on LinkedIn.

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Forward-Looking Statements
This press release includes certain statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Such forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Those future events and trends may relate to, among other things, the anticipated impacts or benefits of EPAM’s acquisition of NEORIS, including any market expansion, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets and the broader economy, and the effect that these events may have on client demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in our most recent Annual Report on Form 10-K and the factors discussed in our Quarterly Reports on Form 10-Q, particularly under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and other filings with the Securities and Exchange Commission. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.